Exhibit 3.18

BYLAWS

OF

AITN RESTAURANT, INC.

(a Tennessee corporation)

ARTICLE I

SHAREHOLDERS

1. SHARE CERTIFICATES. Certificates evidencing shares of the corporation shall set forth thereon the statements prescribed by Section 48-16-206 of the Tennessee Business Corporation Act (“Business Corporation Act”) and by any other applicable provision of law, shall be signed, either manually or in facsimile, by two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

2. FRACTIONAL SHARES OR SCRIP. The corporation may do any one or more of the following: issue fractions of a share or pay in money the value of fractions of a share; arrange for disposition of fractional shares by the shareholders; and issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled “scrip” and must contain the information required by Section 48-16-206(b) of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the charter, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

4. RECORD DATE FOR SHAREHOLDERS. The Board of Directors may fix a record date, with respect to any distribution. The Board of Directors may also fix a record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, provided, that a record date fixed under this sentence may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

5. MEANING OF CERTAIN TERMS. As used herein, the term “month” has the meaning ascribed to it by Section 48-11-201 of the Business Corporation Act. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the charter confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the charter may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

• TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

• PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Tennessee as the directors shall from time to time fix.

• CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, if any, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

• NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be given no fewer than ten days nor more than two months before the meeting date. Unless the Business Corporation Act or the charter requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. The corporation shall give notice to shareholders not entitled to vote in any instance where such notice is required by the provisions of the Business Corporation Act. A shareholder may waive any notice required by the Business Corporation Act, the charter, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term “notice” as used in this paragraph shall mean either oral or written notice as prescribed by the provisions of Section 48-11-202 of the Business Corporation Act.

• SHAREHOLDERS’ LIST FOR MEETING. After fixing a record date for a meeting, a corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares), and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney is entitled on written demand to inspect, and to copy the list, subject to the requirements of Section 48-26-102(c), during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

• CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting—the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

• PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for him in any lawful manner. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

• SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

• QUORUM. Unless the charter or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

• VOTING. Unless otherwise provided in the charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Unless the charter or any provision of law requires a greater number of affirmative votes, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, in one or more counterparts, indicating each signing shareholder’s vote or abstention on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE II

BOARD OF DIRECTORS

1. FUNCTIONS GENERALLY—COMPENSATION. Subject to any limitation set forth in the charter, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Tennessee. The initial Board of Directors shall consist of one (1) person, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than one (1) nor more than five (5). The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If not so fixed, the number shall be one (1). The number of directors shall never be less than one.

3. TERMS AND VACANCIES. The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy expires at the end of the term for which the director’s predecessor was elected. Despite the expiration of a director’s term, he/she continues to serve until his/her successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

4. MEETINGS.

• TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

• PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Tennessee at such place as shall be fixed by the Board.

• CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

• NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any special meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act or by these Bylaws before or after the date and time stated in the notice. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver must be in writing, must be signed by the director entitled to the notice, and must be filed with the minutes or corporate records.

• QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. Except as otherwise herein provided or except as any provision of law may otherwise require, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

• CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting—the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

5. REMOVAL OF DIRECTORS. The shareholders or directors may remove one or more directors pursuant to the provisions of Section 48-18-108 of the Business Corporation Act.

6. COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of a member or members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken; or (b) the number of directors required by the charter or these Bylaws to take action under the provisions of Section 48-18-205. The provisions of Sections 48-18-201 through 48-18-205, which govern meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors’ meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director in one or more counterparts, indicating each signing director’s vote or abstention on the action, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE III

OFFICERS

The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, each or any of whom may be elected or appointed by the directors or appointed by a duly elected or appointed officer. The same individual may simultaneously hold more than one office in the corporation. If the corporation has only one shareholder, such shareholder may hold the offices of President and Secretary.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the corporation.

The Board of Directors may remove any officer at any time with or without cause. Any officer, if appointed by another officer, may likewise be removed by such officer.

ARTICLE IV

REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original charter.

ARTICLE V

INDEMNIFICATION

The corporation shall, to the fullest extent permitted by the provisions of the Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

Unless the charter provides otherwise, the Board of Directors may, adopt, amend, or repeal the Bylaws.